Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, FEBRUARY 27, 2020

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2019

Williamsburg, Virginia – February 27, 2020 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and year ended December 31, 2019. The Company’s results include the following*:

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$44,305	$43,466	$185,788	$178,173
Net (loss) income available to common stockholders	(3,600)	(3,768)	(6,093)	(5,720)

EBITDA	7,745	7,185	41,887	40,347
Hotel EBITDA	9,280	10,247	46,938	47,684

FFO available to common stockholders and unitholders	1,754	1,260	14,763	13,706
Adjusted FFO available to common stockholders and unitholders	951	1,877	17,164	15,923

Net (loss) income per common share	$(0.27)	$(0.28)	$(0.45)	$(0.42)
FFO per common share and unit	$0.11	$0.08	$0.96	$0.90
Adjusted FFO per common share and unit	$0.06	$0.12	$1.11	$1.04

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS:

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the Hyatt Centric Arlington and the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort and Residences, during the three-month period ending December 31, 2019, increased 2.2% over the three months ended December 31, 2018, to $102.27 reflecting a 1.6% increase in occupancy and a 0.6% increase in average daily rate (“ADR”). For the twelve-month period ending December 31, 2019, RevPAR increased 3.4% over the twelve months ended December 31, 2018, to $112.94 driven by a 1.4% increase in occupancy and a 2.0% increase in ADR.

•

Revenue.  For the three-month period ending December 31, 2019, total revenue increased 1.9% over the three-month period ending December 31, 2018.  For the twelve-month period ending December 31, 2019, total revenue increased 4.3% or by approximately $7.6 million to approximately $185.8 million, as compared to approximately $178.2 million for the twelve-month period ending December 31, 2018.

•

Common Dividends. On January 28, 2020, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.13 per share (and unit) to stockholders (and unitholders) of record as of March 13, 2020, payable on April 9, 2020.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $9.3 million during the three-month period ending December 31, 2019. Hotel EBITDA decreased 9.4%, or approximately $1.0 million, over the three months ended December 31, 2018. For the twelve-month period ending December 31, 2019, hotel EBITDA decreased 1.6%, or approximately $0.7 million, over the twelve months ended December 31, 2018.  As discussed below, included in Hotel EBITDA is a charge associated with the termination of ten hotel management contracts with MHI Hotels Services, which does business as Chesapeake Hospitality.

•

Adjusted FFO available to common stockholders and unitholders. For the three-month period ending December 31, 2019, adjusted FFO available to common stockholders and unitholders decreased 49.4% from the three months ended December 31, 2018. For the twelve-month period ending December 31, 2019, adjusted FFO available to common stockholders and unitholders increased 7.8% or approximately $1.2 million over the twelve months ended December 31, 2018.

Andrew M. Sims, Chairman of the board of directors of Sotherly Hotels Inc., commented, “The fourth quarter of 2019 was one of the most active and memorable quarters in the company’s long history.  We executed on our plan to replace our management partner for the core portfolio with Our Town Hospitality.  We also completed a Succession Plan that saw the promotion of Dave Folsom to Chief Executive Officer and included two additional in-house promotions to our senior management team.  We believe this team is well-positioned to lead the Company moving forward.  We opened and commenced our rental program at the new Hyde Beach House Resort & Residences, a condominium hotel located in Hollywood, Florida, and we took possession of a new ballroom and structured parking at our DoubleTree Resort in Hollywood.  The completion of the renovations at our newly converted Hotel Alba Tampa represents the culmination of five years of significant capital improvements across our portfolio.  We believe all these events bode well for the future success of the company.”

Balance Sheet/Liquidity

At December 31, 2019, the Company had approximately $28.0 million of available cash and cash equivalents, of which approximately $4.2 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $361.0 million in outstanding debt at a weighted average interest rate of approximately 4.89%.

Other Developments

On December 13, 2019, we entered into a series of agreements with Our Town Hospitality LLC, a Virginia limited liability company ("Our Town") relating to the retention of Our Town as the manager of ten of our hotels.  Our Town began managing these hotels on January 1, 2020.  Please reference our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2019 for additional details.

On January 1, 2020, ten of our hotel management agreements with Chesapeake Hospitality expired.  In connection with the termination of those ten agreements, we are required to pay Chesapeake a termination fee of approximately $0.3 million.  The termination fee must be paid by March 30, 2020.

On February 14, 2020, we entered into a hotel purchase and sale agreement to sell the Sheraton Louisville Riverside hotel located in Jeffersonville, Indiana (the “Hotel”) to 808 Indiana LLC for a purchase price of $13.5 million.  Certain representations and warranties of the Seller under the purchase and sale agreement are unconditionally guaranteed by the Operating Partnership up to a maximum of $750,000.  The Company intends to use proceeds from the sale of the Hotel to repay the existing mortgage on the Hotel and for general corporate purposes.  The closing of the sale is subject to various customary closing conditions, including the satisfactory completion of a diligence review of the Hotel, the accuracy of representations and warranties through closing, conditions related to the operation and maintenance of the Hotel, and conditions related to franchise approval.

2020 Outlook

Set forth below is the Company’s guidance for 2020.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2020 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2020, in thousands of dollars, except per share and RevPAR data:

	2020 Guidance
	Low Range	High Range

Total revenue	$184,107	$188,211
Net income	3,049	3,905
Net loss available to common stockholders and unitholders	(5,781)	(4,925)

EBITDA	42,224	43,170
Hotel EBITDA	49,074	50,170

FFO available to common stockholders and unitholders	15,219	16,075
Adjusted FFO available to common stockholders and unitholders	15,444	16,375

Net loss per share available to common stockholders	$(0.38)	$(0.32)
FFO per common share and unit	$0.98	$1.03
Adjusted FFO per common share and unit	$1.00	$1.06
Rev PAR	$111.46	$113.95
Hotel EBITDA margin	26.7%	26.7%

Earnings Call/Webcast

The Company will conduct its fourth quarter 2019 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, February 27, 2020. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 27 through February 27, 2021. To access the rebroadcast, dial 877-344-7529 and enter conference number 10138174.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until February 27, 2021.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
Investment in hotel properties, net	$443,267,448	$435,725,814
Cash and cash equivalents	23,738,066	33,792,773
Restricted cash	4,246,170	4,075,508
Accounts receivable, net	4,812,479	6,766,696
Accounts receivable - affiliate	101,771	262,572
Prepaid expenses, inventory and other assets	5,648,772	5,262,884
Favorable lease assets, net	—	2,465,421
Deferred income taxes	5,412,084	5,131,179
TOTAL ASSETS	$487,226,790	$493,482,847
LIABILITIES
Mortgage loans, net	$358,633,884	$364,828,845
Unsecured notes, net	—	23,894,658
Accounts payable and accrued liabilities	20,189,903	16,268,096
Advance deposits	2,785,338	2,815,283
Dividends and distributions payable	4,210,494	3,409,593
TOTAL LIABILITIES	$385,819,619	$411,216,475
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares each issued and outstanding at December 31, 2019 and 2018, respectively.	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,554,610 and 1,352,141 shares issued and outstanding at December 31, 2019 and 2018, respectively.	15,546	13,521
8.25% Series D cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,200,000 shares and none, issued and outstanding at December 31, 2019 and 2018, respectively.	12,000	—
Common stock, par value $0.01, 69,000,000 shares authorized, 14,272,378 shares and 14,209,378 shares issued and outstanding at December 31, 2019 and 2018, respectively.	142,723	142,093
Additional paid-in capital	180,515,861	147,085,112
Unearned ESOP shares	(4,105,637)	(4,379,742)
Distributions in excess of retained earnings	(74,172,159)	(61,052,418)
Total Sotherly Hotels Inc. stockholders’ equity	102,424,434	81,824,666
Noncontrolling interest	(1,017,263)	441,706
TOTAL EQUITY	101,407,171	82,266,372
TOTAL LIABILITIES AND EQUITY	$487,226,790	$493,482,847

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$29,501,291	$28,751,075	$128,062,932	$120,993,460
Food and beverage department	10,682,535	10,284,968	40,267,240	38,134,813
Other operating departments	4,121,127	4,429,933	17,457,961	19,044,848
Total revenue	44,304,953	43,465,976	185,788,133	178,173,121
EXPENSES
Hotel operating expenses
Rooms department	7,877,548	7,583,927	32,142,171	30,334,309
Food and beverage department	7,560,029	7,341,457	29,355,080	28,090,145
Other operating departments	1,949,674	1,549,465	6,957,325	6,419,502
Indirect	17,638,106	16,744,463	70,395,633	65,645,500
Total hotel operating expenses	35,025,357	33,219,312	138,850,209	130,489,456
Depreciation and amortization	5,520,038	5,101,469	21,637,316	20,884,643
Loss on disposal of assets	91,650	515,565	123,739	511,749
Corporate general and administrative	1,822,063	1,614,705	6,830,354	6,180,962
Total hotel operating expenses	42,459,108	40,451,051	167,441,618	158,066,810
NET OPERATING INCOME	1,845,845	3,014,925	18,346,515	20,106,311
Other income (expense)
Interest expense	(4,652,502)	(5,382,604)	(19,768,193)	(19,953,746)
Interest income	86,883	116,258	444,459	352,951
Loss on early extinguishment of debt	—	—	(1,152,356)	(753,133)
Unrealized (loss) gain on hedging activities	377,053	(950,928)	(1,177,871)	(808,958)
Gain on exercise of development right	—	—	3,940,000	—
Gain on involuntary conversion of assets	1,630	19,202	293,534	917,767
Net income (loss) before income taxes	(2,341,091)	(3,183,147)	926,088	(138,808)
Income tax benefit (provision)	688,803	412,696	249,480	(469,349)
Net income (loss)	(1,652,288)	(2,770,451)	1,175,568	(608,157)
Less: Net loss attributable to noncontrolling interest	240,766	472,794	552,407	718,093
Net (loss) income attributable to the Company	(1,411,522)	(2,297,657)	1,727,975	109,936
Distributions to preferred stockholders	(2,188,897)	(1,470,507)	(7,820,695)	(5,829,914)
Net loss available to common stockholders	$(3,600,419)	$(3,768,164)	$(6,092,720)	$(5,719,978)
Net loss per share available to common stockholders
Basic	$(0.27)	$(0.28)	$(0.45)	$(0.42)
Weighted average number of common shares outstanding
Basic	13,695,964	13,594,651	13,642,573	13,517,488

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2019 and 2018, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and twelve months ended December 31, 2019 and the corresponding periods in 2018 (“same-store” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms at the Hyde Resort & Residences or the Hyde Beach House Resort & Residences, and the same-store data does not include the performance of the Hyatt Centric Arlington which we acquired in March 2018 or the participating condominium hotel rooms at the Hyde Resort & Residences or the Hyde Beach House Resort & Residences.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences during the three and twelve months ended December 31, 2019 and the corresponding period in 2018.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Actual Portfolio Metrics
Occupancy %	67.5%	66.3%	71.3%	70.3%
ADR	$150.50	$149.38	$155.92	$151.93
RevPAR	$101.61	$99.02	$111.17	$106.77
Same-Store Portfolio Metrics
Occupancy %	66.7%	65.3%	70.4%	69.0%
ADR	$147.20	$146.69	$151.87	$148.57
RevPAR	$98.17	$95.84	$106.96	$102.52
Composite Portfolio Metrics
Occupancy %	65.7%	64.7%	70.1%	69.1%
ADR	$155.57	$154.60	$161.17	$158.02
RevPAR	$102.27	$100.10	$112.94	$109.20

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2019, 2018 and 2017, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2019	Q4 2018	Q4 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	62.9%	56.5%	61.6%
	65.4%	61.6%	66.6%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	75.4%	78.2%	78.0%
	78.5%	81.6%	79.9%
DoubleTree by Hilton Laurel Laurel, Maryland	65.2%	66.4%	57.8%
	69.9%	66.8%	64.9%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	73.9%	74.0%	72.2%
	76.6%	78.2%	75.5%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	72.5%	71.0%	69.9%
	76.3%	74.8%	74.2%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	69.5%	62.6%	61.0%
	70.5%	69.2%	72.1%
Georgian Terrace Atlanta, Georgia	67.5%	63.9%	67.0%
	70.0%	67.9%	70.6%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	61.8%	64.7%	78.7%
	66.2%	71.9%	79.1%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	60.3%	64.2%	61.8%
	68.5%	63.9%	68.3%
Hyatt Centric Arlington (1) Arlington, Virginia	74.8%	74.8%	76.0%
	79.1%	83.8%	84.0%
Sheraton Louisville Riverside Jeffersonville, Indiana	65.0%	58.5%	48.6%
	67.9%	60.6%	63.8%
The Whitehall Houston, Texas	56.0%	54.6%	41.2%
	62.2%	57.5%	58.1%
Hyde Resort & Residences (2) Hollywood Beach, Florida	44.6%	39.3%	38.4%
	50.5%	49.8%	37.9%
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	15.0%	-	-
	15.0%	-	-

All properties weighted average (1)	65.7%	64.7%	58.4%
	70.1%	69.1%	68.8%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period those units participated in our rental program.

ADR

	Q4 2019	Q4 2018	Q4 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$169.52	$173.37	$157.93
	$174.75	$177.19	$159.50
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$137.96	$134.76	$140.34
	$139.53	$139.84	$132.19
DoubleTree by Hilton Laurel Laurel, Maryland	$103.73	$104.12	$104.74
	$107.34	$107.98	$107.77
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$145.10	$139.61	$138.64
	$143.95	$139.25	$135.54
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$140.45	$134.17	$131.29
	$139.73	$134.26	$133.24
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$159.34	$168.37	$167.71
	$173.25	$175.18	$170.76
Georgian Terrace Atlanta, Georgia	$193.56	$193.65	$186.21
	$204.60	$186.28	$175.06
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$124.16	$116.92	$116.39
	$129.91	$124.72	$119.85
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$157.48	$158.77	$143.62
	$161.50	$153.04	$148.69
Hyatt Centric Arlington (1) Arlington, Virginia	$176.80	$170.31	$173.07
	$188.15	$181.38	$176.31
Sheraton Louisville Riverside Jeffersonville, Indiana	$106.39	$112.16	$138.65
	$114.92	$122.62	$133.86
The Whitehall Houston, Texas	$142.79	$147.60	$154.94
	$143.33	$146.01	$147.66
Hyde Resort & Residences (2) Hollywood Beach, Florida	$284.03	$299.46	$289.66
	$295.49	$299.30	$282.20
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$341.58	$-	$-
	$341.58	$-	$-

All properties weighted average (1)	$155.57	$154.60	$153.03
	$161.17	$158.02	$147.77

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q4 2019	Q4 2018	Q4 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$106.56	$97.91	$97.22
	$114.34	$109.21	$106.15
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$104.03	$105.33	$109.41
	$109.53	$114.06	$105.56
DoubleTree by Hilton Laurel Laurel, Maryland	$67.67	$69.16	$60.57
	$75.06	$72.09	$69.91
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$107.16	$103.34	$100.09
	$110.20	$108.88	$102.32
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$101.80	$95.29	$91.83
	$106.63	$100.36	$98.91
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$110.76	$105.47	$102.34
	$122.22	$121.19	$123.12
Georgian Terrace Atlanta, Georgia	$130.56	$123.79	$124.75
	$143.15	$126.56	$123.66
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$76.79	$75.68	$91.57
	$85.97	$89.73	$94.81
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$94.93	$101.94	$88.75
	$110.58	$97.75	$101.62
Hyatt Centric Arlington (1) Arlington, Virginia	$132.25	$127.39	$131.46
	$148.77	$152.04	$148.13
Sheraton Louisville Riverside Jeffersonville, Indiana	$69.13	$65.60	$67.38
	$78.02	$74.25	$85.45
The Whitehall Houston, Texas	$79.96	$80.55	$63.90
	$89.18	$83.95	$85.78
Hyde Resort & Residences (2) Hollywood Beach, Florida	$126.79	$117.83	$111.27
	$149.36	$149.15	$106.84
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$51.36	$-	$-
	$51.36	$-	$-

All properties weighted average (1)	$102.27	$100.10	$89.44
	$112.94	$109.20	$101.70

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net loss available to common stockholders	$(3,600,419)	$(3,768,164)	$(6,092,720)	$(5,719,978)
Add: Net loss attributable to noncontrolling interest	(240,766)	(472,794)	(552,407)	(718,093)
Depreciation and amortization - real estate	5,504,805	5,004,607	$21,578,309	20,549,695
Gain on involuntary conversion of assets	(1,630)	(19,202)	(293,534)	(917,767)
(Gain) loss on disposal of assets	91,650	515,565	$123,739	511,749
FFO available to common stockholders and unitholders	$1,753,640	$1,260,012	$14,763,387	$13,705,606
(Increase) decrease in deferred income taxes	(733,074)	(430,800)	(280,905)	319,939
Amortization	15,233	96,862	59,007	334,948
Termination fee	291,841	—	291,841	—
Loss on early extinguishment of debt	—	—	1,152,356	753,133
Unrealized (gain) loss on hedging activities	(377,053)	950,928	1,177,871	808,958
Adjusted FFO available to common stockholders and unitholders	$950,587	$1,877,002	$17,163,557	$15,922,584

Weighted average number of shares outstanding, basic	13,695,964	13,594,651	13,642,573	13,517,488

Weighted average number of non-controlling units	1,728,140	1,778,140	1,765,537	1,778,140

Weighted average number of shares and units outstanding, basic	15,424,104	15,372,791	15,408,110	15,295,628

FFO per common share and unit	$0.11	$0.08	$0.96	$0.90

Adjusted FFO per common share and unit	$0.06	$0.12	$1.11	$1.04

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net loss available to common stockholders	$(3,600,419)	$(3,768,164)	$(6,092,720)	$(5,719,978)
Add: Net loss attributable to noncontrolling interest	(240,766)	(472,794)	(552,407)	(718,093)
Interest expense	4,652,502	5,382,604	19,768,193	19,953,746
Interest income	(86,883)	(116,258)	(444,459)	(352,951)
Income tax provision (benefit)	(688,803)	(412,696)	(249,480)	469,349
Depreciation and amortization	5,520,038	5,101,469	21,637,316	20,884,643
Distributions to preferred stockholders	2,188,897	1,470,507	7,820,695	5,829,914
EBITDA	7,744,566	7,184,668	41,887,138	40,346,630
(Gain) loss on disposal of assets	91,650	515,565	123,739	511,749
Loss on early extinguishment of debt	—	—	1,152,356	753,133
Gain on exercise of development right	—	—	(3,940,000)	—
Gain on involuntary conversion of assets	(1,630)	(19,202)	(293,534)	(917,767)
Subtotal	7,834,586	7,681,031	38,929,699	40,693,745
Corporate general and administrative	1,822,063	1,614,705	6,830,354	6,180,962
Unrealized (gain) loss on hedging activities	(377,053)	950,928	1,177,871	808,958
Hotel EBITDA	$9,279,596	$10,246,664	$46,937,924	$47,683,665

Reconciliation of Outlook of Net Income to EBITDA and Hotel EBITDA

	2020 Guidance
	Low Range	High Range

Net income	$3,049	$3,905
Interest expense	18,325	18,325
Interest income	(250)	(260)
Income tax provision	100	200
Depreciation and amortization	21,000	21,000

EBITDA	42,224	43,170
Loss on early extinguishment of debt	150	150
(Gain) loss on disposal of assets	-	-
Unrealized loss on hedging activities	-	-
Gain on exercise of development right	-	-
Gain on involuntary conversion of assets	-	-
Corporate general and administrative	6,700	6,850

Hotel EBITDA	$49,074	$50,170

Reconciliation of Outlook of Net Income to FFO and Adjusted FFO

	2020 Guidance
	Low Range	High Range

Net income	$3,049	$3,905
Depreciation and amortization	21,000	21,000
(Gain) loss on disposal of assets	-	-
Gain on involuntary conversion of assets	-	-

FFO	24,049	24,905
Distributions to preferred stockholders	(8,830)	(8,830)

FFO available to common stockholders and unitholders	15,219	16,075
Decrease in deferred income taxes	75	150
Unrealized loss on hedging activities	-	-
Loss on early extinguishment of debt	150	150
Adjusted FFO available to common stockholders and unitholders	$15,444	$16,375

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real

Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs and change in control gains or losses. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) gain on exercise of development right, (12) corporate general and administrative expense, (13) depreciation and amortization, (14) gains and losses on involuntary conversions of assets, (15) distributions to preferred stockholders and (16) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.